                                                                                                                             Exhibit 23.1

                    Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PS Business Parks, Inc. 2012 Equity and Performance-Based Incentive Compensation Plan of PS Business Parks, Inc. of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of PS Business Parks, Inc., and the effectiveness of internal control over financial reporting of PS Business Parks, Inc.,  included in its Annual Report (Form 10-K) for the year ended December 31, 2011.

                            /s/ Ernst & Young LLP

October 5, 2012
Los Angeles, California